Execution Copy #1


                    CONSULTING AND NON-COMPETITION AGREEMENT
                    ----------------------------------------


     THIS CONSULTING AND NON-COMPETITION AGREEMENT (the "Agreement"), made this ____ day of January, 1997, is entered into by Casella Waste Management of New York, Inc., a New York corporation with its principal place of business at 25 Greens Hill Lane, Rutland, Vermont (together with its affiliates, the "Company"), and Kenneth H. Mead, residing at 1669 N.W. 114th Loop, Ocala, FL (the "Consultant").

                                  INTRODUCTION
                                  ------------

     As of the date hereof, the Company and an affiliated corporation have acquired the assets of several corporations of which the Consultant was the sole stockholder. The Consultant acknowledges that the promises set forth in this Agreement are critical in enabling the Company to enhance the value so acquired by the Company. Accordingly, the Company desires to retain the services of the Consultant, and the Consultant desires to perform certain services for the Company, on the terms set forth herein. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

     1. Services. The Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company, including, but not limited to, identifying for the Company potential acquisitions of solid waste hauling companies and assisting the Company in identifying and acquiring lined landfills. During the Consultation Period (as defined below), the Consultant shall not engage in any activity that may reasonably be believed by the Company to constitute a conflict of interest with the Company.

     2. Term. This Agreement shall commence on the date hereof and shall continue until the fifth anniversary of the date hereof (such period being referred to as the "Consultation Period"), unless sooner terminated in accordance with the provisions of Section 4.

     3. Compensation.

          3.1 Reimbursement of Expenses. The Company shall reimburse the Consultant for all reasonable and necessary expenses incurred or paid by the


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Consultant in connection with, or related to, the performance of his services under this Agreement (provided that the same shall have been approved in writing by the Company in advance). The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to the Consultant amounts shown on each such statement within 30 days after receipt thereof.

          3.2 Benefits. During the Consultation Period, the Company shall (i) maintain the Consultant's existing $1,000,000 term life insurance policy (No. [policy number] with [name of insurer] and (ii) provide the Consultant with health insurance coverage consistent with the coverage currently provided by the Company to its employees generally or a cash payment equal to the amount paid as of the date of this Agreement by the Company to Blue Cross/Blue Shield for family coverage under the Blue Cross/Blue Shield plan.

          3.3 Solid Waste Acquisition Fees. The Company shall pay the Consultant the fee set forth in this paragraph for any Eligible Solid Waste Hauling Businesses within Chemung, Broome or Cortland, New York counties (the "Market Area") acquired by the Company during the Consultation Period with the Consultant's active assistance. The Consultant shall be considered to have provided "active assistance" for purposes of this paragraph only if the Consultant initiates contact between the Company and the principal owners of such business (but only if the Company first authorizes such contact) and the Consultant provides such assistance to the Company in connection with such acquisition as the Company has reasonably requested. The fee payable to the Consultant pursuant to this paragraph shall be equal to the average monthly net revenue (defined as gross revenue less disposal costs) of such acquired business during the twelve full calendar months immediately preceding its acquisition by the Company. The Company hereby agrees to pay the Consultant a fee in the amount of $231,000 for the active assistance provided by the Consultant in connection with the acquisition by the Company of Wade Trucking, Inc. (subject to the Company actually closing such acquisition), and the parties hereto agree that such payment shall be in lieu of any other payment under this Section 3.4. Notwithstanding the foregoing, the Company shall have no obligation to acquire any solid waste hauling business, and shall have no liability to the Consultant for its failure to do so. For purposes hereof, an Eligible Solid Waste Hauling Business shall mean any of the companies listed on Exhibit 3.3 attached hereto, or such other companies as to which the Company and the Consultant may subsequently agree in writing.

          3.4 Landfill Development Fees. The Company shall pay the Consultant a fee of $500,000 for any Eligible Lined Landfill within the Market Area acquired and permitted by the Company during the Consultation Period with the Consultant's active assistance. The Consultant shall be considered to have provided "active assistance" for purposes of this paragraph only if the Consultant has provided

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such assistance to the Company in connection with such acquisition as the
Company has reasonably requested. Notwithstanding the foregoing, the Company shall have no obligation to acquire any lined landfill, and shall have no liability to the Consultant for its failure to do so. For purposes hereof, an Eligible Lined Landfill shall mean any of the landfills listed on Exhibit 3.4 attached hereto, or such other landfills as to which the Company and the Consultant may subsequently agree in writing.

     4. Termination.

          4.1 Termination for breach. In the event of a material breach of
Section 5 or Section 6 of this Agreement, the Company may terminate this Agreement immediately upon written notice to the Consultant.

          4.2 Termination on Death or Disability. The Company may terminate this Agreement thirty (30) days after the death or disability of the Consultant. As used in this Agreement, the term "disability" shall mean the inability of the Consultant, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Consultant and the Company; provided that if the Consultant and the Company do not agree on a physician, the Company and the Consultant shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

          4.3 Effect of Termination for breach. In the event this Agreement is terminated pursuant to Section 4.1, no further payments shall be made under this Agreement to the Consultant, and the Consultant shall repay to the Company a pro rata portion (based on the actual date of termination) of the amounts paid to the Consultant pursuant to Section 3.1 at the beginning of the current contract year, in addition to any liability the Consultant may have on account of such breach.

     5. Non-Compete.

          (a) During the period from the date hereof until the fifth anniversary of the date hereof, the Consultant will not directly or indirectly: (i) as an individual proprietor, partner, stockholder, officer, employee, consultant, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage, within the states of New York, Pennsylvania, Vermont, New Hampshire, Maine or Massachusetts, in any aspect of the solid waste management business or in any other business engaged in by the Company during the Consultation Period; or (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or

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otherwise cease their relationship with, the Company; or (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Consultant pursuant to the Agreement.

          (b) If any restriction set forth in this Section 5 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

          (c) In consideration of the Consultant's agreements set forth in this
Section 5, and provided that the Consultant is in compliance with the terms hereof, the Company agrees to pay the Consultant the following: The Company shall pay the Consultant the amount of $200,000 on each of the first and second anniversaries of the date of this Agreement and $100,000 on each of the third and fourth anniversaries of the date of this Agreement.

     6. Proprietary Information.

          6.1 Proprietary Information.

               (a) The Consultant acknowledges that his relationship with the Company is one of high trust and confidence and that in the course of his service to the Company he will have access to and contact with Proprietary Information. The Consultant agrees that he will not, during the Consultation Period or at any time thereafter, disclose to others, or use for his benefit or the benefit of others, any Proprietary Information.

               (b) For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by the Consultant in the course of his service as a consultant to the Company or previously in the course of his service as an employee or stockholder of any entities acquired by the Company.


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               (c) The Consultant's obligations under this Section 6.1 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant or others of the terms of this Section 6.1, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of the Board of Directors of the Company.

               (d) Upon termination of this Agreement or at any other time upon request by the Company, the Consultant shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches and other documents (and all copies or reproductions of such materials) relating to the business of the Company.

               (e) The Consultant represents that his retention as a consultant with the Company and his performance under this Agreement does not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. The Consultant shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

               (f) The Consultant acknowledges that the Company from time to time may have agreements with other persons (including governmental agencies) that impose obligations or restrictions on the Company regarding the confidential nature of such work under such agreements. The Consultant agrees to be bound by all such obligations and restrictions that are known to him and to take all action necessary to discharge the obligations of the Company under such agreements.

          6.2 Remedies. The Consultant acknowledges that any breach of the provisions of Section 5 or this Section 6 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

     7. Survival. The provisions of Sections 5 and 6 shall survive the termination of this Agreement.

     8. Cooperation. The Consultant shall cooperate with the Company's personnel, shall not interfere with the conduct of the Company's business and shall

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observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

     9. Independent Contractor Status. The Consultant shall perform all services under this Agreement as an "independent contractor" and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner. The Consultant agrees to indemnify the Company and hold the Company harmless for any liability incurred by the Company as a result of the Consultant's breach of the preceding sentence.

     10. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 11.

     11. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     12. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     13. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

     14. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Vermont.

     15. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by him.

     16. Miscellaneous.

          16.1 No delay or Omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver

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or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          16.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          16.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                 CASELLA WASTE SYSTEMS, INC.


                                 By:
                                    ------------------------------------

                                 Title:
                                        --------------------------------



                                 CONSULTANT


                                 --------------------------------------
                                 Kenneth H. Mead



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                                   Exhibit 3.3
                                   -----------

                     Eligible Solid Waste Hauling Businesses


Rainbow Rubbish (Moravia, NY)

Allied/Laidlaw (New York holdings)

San Piedro Trucking (Seneca Falls)

Burt Adams (Binghamton)

Joseph Raite (Syracuse)



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                                   Exhibit 3.4
                                   -----------

                            Eligible Lined Landfills


Chemung County

Steubuen County

Broome County

Cortland County





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